Exhibit 10.22

[LOGO] INFICON

                              Employment Agreement

This EMPLOYMENT AGREEMENT ("Agreement")

is entered into by and between

INFICON, Inc. (the "Company")

and

Peter G. Maier, residing at 4162 Fox Lane, Cazenovia. New York, 13035. USA (the 'Employee')

1.    Appointment; Term

      The Employee will serve as Vice President, Finance and Chief Financial Officer of the Company and report exclusively to the President/Chief Executive Officer of the Company. The Employee will serve in similar capacities for affiliates of the Company for no additional base salary, as requested by the Company's board of directors. The Employee will have authority, responsibilities and duties commensurate with his title. The Employee shall diligently and faithfully devote his full working time and his best efforts exclusively to his employment under this Agreement and to the furtherance of the best interests of the Company, subject to the authority and direction of President/Chief Executive Officer. The term of this appointment shall commence on July 1, 2003 and continue until terminated in accordance with the provisions of Section 6 below.

2.    Salary and Bonus

            o The base salary of the Employee will be USD 178,500 per annum., subject to yearly review and approval by the Company's board of directors. The base salary will be paid with the same frequency salaries are paid to other executive officers of the Company. The Company may deduct or withhold from the Employee's compensation all sums, which the Company may be entitled to deduct or withhold under any provision of law now in effect or which may become effective at any time during the term of this Agreement.


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                        The Employee will be entitled to receive an annual cash
                  incentive bonus (the "Bonus") in accordance with the Company's Annual Cash Incentive Bonus Plan (the "Plan"), as such Plan may be modified from time to time.

3.    Vacation

      The Employee shall be entitled to paid vacation in accordance with the vacation policy of the Company, as such policy may be modified from time to time.

4.    Benefit / Fringe Benefit

      The Employee shall participate in the benefit programs on the same basis as generally available to other executive officers of the Company, such programs including health, disability and life insurance, 401(k), deferred compensation, vacation, SERP, etc. In addition, during his employment under this Agreement, the Company will continue to provide the Employee at its expense with the same automobile benefit the Employee has been receiving prior to the date of this Agreement.

5.    Business Expenses

      The Company shall reimburse the Employee for travel and other ordinary and necessary business expenses related to the Employee's duties, which are incurred by the Employee in the performance of his duties and accounted for in accordance with the expense reimbursement policies and procedures of the Company.

6.    Termination of Employment

      The employment under this Agreement may be terminated as follows:

      o Death/Disability. This Agreement may be terminated on the death or disability of the Employee. "Disability" shall be determined in accordance with the existing policies and procedures of the Company as they exist from time to time. Upon termination on account of death, the Company will pay the Employee's beneficiary a lump sum equal to twelve months of current base salary. Upon termination upon account of disability, the Company will pay the Employee periodic payments in accordance Company policy, as such policy may be modified from time to time. Payments will be offset by any Company provided death or disability benefits, as applicable.

      o Termination by the Company or by the Employee. This Agreement may be terminated by either party with cause upon delivery of a written notice


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            of termination with a 30 days notice period, or by the Company without cause upon delivery of a written notice of termination, or by the Employee without cause upon delivery of a written notice of termination with a 90 days notice period. Cause for termination by the Company will include (i) theft, embezzlement or fraud by the Employee, (ii) incapacity on the job by reason of the use or abuse of alcohol or drugs, (iii) commission of a felony or a crime involving moral turpitude which the Company reasonably determines adversely reflects upon the business, affairs, operations or reputation of the Company, (iv) the failure or refusal of the Employee to perform any significant portion of his duties hereunder or the failure or refusal of the Employee to follow the directives or established policies of the Company, (v) the Employee's negligent performance of his duties, (vi) the Employee's commission of an act of dishonesty or disloyalty toward the Company, or (vii) a material breach by the Employee of this Agreement, Cause for termination by the Employee will include a change of control of the Company, a material reduction in the nature of the duties of the Employee, a requirement that the Employee relocate, or a material breach by the Company of this Agreement. Upon termination by either party either with or without cause, the Company shall pay the Employee any unpaid base salary, unpaid accrued vacation and business expenses and any amounts due under the Company's benefits plan in accordance with the rules and regulations of the plans. Upon termination by the Company without cause or by the Employee for cause, the Employee will be entitled, in addition, to (i) a pro rata portion of the Annual Cash Incentive Bonus (if any) that otherwise would have been payable to the Employee in respect of such partial fiscal year, (ii) coverage under the Company's health insurance plan for a period of 12 months,
            (iii) continuation of the Employee's then-existing automobile benefit for a period of 12 months; and (iv) 12 months base salary.

7.    Confidentiality

      The Employee will not, without the prior written consent of the President/Chief Executive Officer, either during the term of this Agreement or at any time thereafter, use (whether for the benefit of himself or any other person or entity), disclose or in any way communicate to any person or entity any trade secret or confidential information concerning customers, sales, contracts, the business, commercial or financial operation of the Company or its affiliates, or any technical data relating to the processes, products, design, or operation used by the Company or its affiliates in their business, which the Employee acquires during the term of his employment, other than such information or data as may appear in published sources available to the general public. All memoranda, notes, records, reports, files, letters and other documents, of whatever nature, regarding the Company are, remain and shall become the Company's property, including


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      but not limited to any such documents prepared based upon papers or other materials originally belonging to the Employee. Unless the Company requests otherwise in writing, the Employee shall deliver upon the termination of this Agreement or at any other time upon the Company's request forthwith to the Company such documents, including copies or photocopies thereof.

8.    Ownership of Inventions, ideas and Copyrights

      The Employee acknowledges that the Company shall be the sole owner of all fruits and proceeds of the Employee's services hereunder, including but not limited to all inventions, developments, discoveries, improvements and all names and styles in any way relating to the business, processes, products, equipment or apparatus of any nature whatsoever which may be developed or created in connection within and during the term of the Employee's services hereunder (whether or not any such invention, discovery, improvement or name be the subject of a patent, patent application, trademark, trademark application or other protection), free and clear from any claims by the Employee (or any successor or assignee of the Employee) of any kind or character, and shall be promptly disclosed to the Company for the sole use and benefit of the Company. The Company is further the economic owner of all copyrightable work completed by the Employee during the term of this Agreement, unless otherwise agreed in writing. The Employee agree to execute, at the request of the Company, such assignments, certificates or other instruments as the Company from time to time deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Company's rights, title and interest in or to any such properties.

9.    Survival

      Any Section of this Agreement which by its terms or by necessary inference should survive, shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of this Agreement.

10.   Notices

      All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier or certified mail, return receipt requested, to the address of the other party set forth in the preamble to this Agreement or to such other address for such party as shall be specified by notice given pursuant to this Section 10.

11.   Severability


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      Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be narrowed, reformed, construed and enforced in such jurisdiction to the extent required to make such provision valid, legal and enforceable or, if such narrowing, reformation or construction is not possible, this Agreement shall be enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

12.   Entire Agreement

      This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

13.   Assignment; Successors and Assigns

      This Agreement is personal to the Employee and the Employee shall not be entitled to assign his rights, duties or obligations hereunder without the prior written consent of the Company. This Agreement may be assigned by the Company to a purchaser of substantially all of the assets of the Company. This Agreement shall be enforceable by the Employee and the Employee's heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns.

14.   Governing Law and Jurisdiction

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any dispute arising out of or relating to this Agreement shall be submitted to the Federal and State Courts situated in Syracuse, New York, USA as the court of first instance.


Place and date: October 3, 2003


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INFICON, Inc.


By: /s/ James L. Brissenden                       /s/ Peter G. Maier
   -------------------------------                ------------------------------
James L. Brissenden                               Peter G. Maier
President and Chief Executive Officer


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